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                                   EXHIBIT 11

              Statement Regarding Computation of Per Share Earnings

Basic

                                            Year Ended September 30,
                                       ----------------------------------
                                        2 0 0 4      2 0 0 3     2 0 0 2
                                       ---------     --------    --------
Weighted average outstanding shares    $ 709,106      744,641     819,260
Net income (loss)                      $(527,935)    $115,864    $670,805
Net income (loss) per common share     $    (.74)    $    .16    $    .82

Diluted

                                            Year Ended September 30,
                                       ----------------------------------
                                        2 0 0 4      2 0 0 3     2 0 0 2
                                       ---------     --------    --------
Weighted average outstanding shares    $ 738,511      759,550     822,631
Net income (loss)                      $(527,935)    $115,864    $670,805
Net income (loss) per common share     $    (.71)    $    .15    $    .82